                                                                   EXHIBIT 4.1.5
                                                     FEDERAL IDENTIFICATION
                                                     NO. 04-3186494

                        THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512


                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)


         We, Sandra Nusinoff Lehrman, President, and Lynnette C. Fallon, Clerk, of Genzyme Transgenics Corporation located at 175 Crossing Boulevard, Suite 410, Framingham, Massachusetts 01702, certify that these Articles of Amendment affecting articles numbered: ARTICLE 3 of the Articles of Organization were duly adopted at a meeting held on May 24, 2000, by vote of 21,999,478 shares of Common Stock of 28,359,719 shares outstanding being at least a majority of each type, class or series outstanding and entitled to vote thereon.

         To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

         The total presently authorized is:

=================================================== ================================================================
             WITHOUT PAR VALUE STOCKS                                    WITH PAR VALUE STOCKS
----------------------- --------------------- ---------------------- ------------------- ---------------------------
TYPE                            NUMBER OF SHARES            TYPE            NUMBER OF SHARES         PAR VALUE

----------------------------- --------------------- ---------------------- ------------------- ---------------------
Common:                                             Common:                40,000,000          $0.01
----------------------------- --------------------- ---------------------- ------------------- ---------------------

----------------------------- --------------------- ---------------------- ------------------- ---------------------
Preferred:                                          Preferred:              5,000,000          $0.01
----------------------------- --------------------- ---------------------- ------------------- ---------------------

=================================================== ================================================================


Change the total authorized to:


=============================================== ====================================================================
           WITHOUT PAR VALUE STOCKS                                    WITH PAR VALUE STOCKS
----------------------------------------------- --------------------------------------------------------------------
TYPE                        NUMBER OF SHARES             TYPE              NUMBER OF SHARES           PAR VALUE

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common:                                         Common:                100,000,000            $0.01
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Preferred:                                      Preferred:              5,000,000             $0.01


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------------------------ ---------------------- ---------------------- ---------------------- ----------------------

======================== ====================== ====================== ====================== ======================


         The foregoing amendment(s) shall become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6, unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: __________________________



SIGNED UNDER THE PENALTIES OF PERJURY, this 24th day of May, 2000.


/S/ SANDRA NUSINOFF LEHRMAN, PRESIDENT
--------------------------------------

/S/ LYNNETTE C. FALLON, CLERK
-----------------------------